Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

In re ROVER GROUP, INC.	) )	C.A. No. 2023-____-___
VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205
Petitioner Rover Group, Inc. (the “Company”), by and through its undersigned counsel, petitions the Court pursuant to 8 Del. C. § 205 as follows:
NATURE OF THE ACTION
1.The Company respectfully requests that the Court validate the filing and effectiveness of its Amended and Restated Certificate of Incorporation dated July 30, 2021 (the “Charter,” attached as Exhibit A) and to validate stock and other securities that it issued in reliance on the Charter, the validity of which has been called into question by a recent decision of this Court, Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022).
2.At a special meeting of the Company’s stockholders held on July 28, 2021 (the “Special Meeting”), the stockholders voted on a series of proposals in connection with the de-SPAC transaction (the “Transaction”) in which the Company (then known as Nebula Caravel Acquisition Corp.) would acquire A Place for Rover, Inc. (“Legacy Rover”). Among other things, the Transaction entailed adopting the Charter, issuing shares of the Company’s Class A Common Stock, and eliminating the Company’s Class B Common Stock.

3.At the Special Meeting, the Company’s stockholders approved the adoption of the Charter, which amended certain provisions of the Company’s then-effective Amended and Restated Certificate of Incorporation dated December 8, 2020 (the “Old Charter,” attached as Exhibit B) including:
(a)amending Article IV, Section 4.1 to increase the number of authorized shares of Class A Common Stock from 200 million to 990 million and Preferred Stock from 1 million to 10 million and to eliminate the Class B Common Stock (the “Share Increase Amendment”); and
(b)making certain other changes to the Old Charter, including adopting new Article IV, Section 5 to opt out of the separate class voting requirements of Section 242(b)(2) of the Delaware General Corporation Law (“DGCL”) with respect to the adoption of future charter amendments that increase or decrease “the number of authorized shares of Preferred Stock or Common Stock” (the “Opt-Out Amendment” and, together with the Share Increase Amendment, the “Charter Amendments”).
4.The Charter Amendments were each approved during the Special Meeting by the affirmative vote of (i) the holders of a majority of the outstanding shares of the Company’s Class B Common Stock, voting separately as a single class, and (ii) the holders of a majority of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock entitled to vote thereon at the

Special Meeting, voting as a single class (the “Voting Standard”). Although the Company did not seek approval from a majority of the outstanding shares of Class A Common Stock, such approval was obtained in favor of the Charter Amendments. The Company’s stockholders also voted to approve the Transaction.
5.On July 30, 2021, after the Special Meeting and in reliance on the effectiveness of the stockholder votes approving the Charter Amendments, the Company filed the Charter with the Delaware Secretary of State, and it became effective that day. That same day, in connection with the closing of the Transaction and a concurrent PIPE financing transaction and Sponsor Backstop Agreement and Assignment Agreement, the Company issued a total of approximately 138 million shares of Class A Common Stock. These issuances are referred to collectively as the “Share Issuances.” In connection with the Transaction, the number of shares of Class A Common Stock outstanding increased from 27,500,000 before the Transaction to 157,199,138 immediately following the closing of the Transaction and concurrent PIPE financing.
6.Throughout the last 18 months, the Company’s Class A Common Stock has actively traded on the Nasdaq Global Market. The average daily trading volume in that period is hundreds of thousands of shares.
7.The Company had no reason to question the validity of the Charter Amendments until the Court’s December 27, 2022 decision in Boxed. Like the

Company here, the defendant company in Boxed sought stockholder approval to amend its charter to increase the number of authorized shares of Class A common stock in connection with a de-SPAC transaction from its common stockholders voting as a single class, similar to the Voting Standard. The Boxed plaintiff made a demand on Boxed, contending that under Section 242(b)(2) of the DGCL, Boxed’s Class A and Class B common stockholders were required to approve the proposed amendment voting as separate classes. Boxed acceded to the demand and altered the approval standard for the proposed amendment. The plaintiff then moved for an award of a mootness fee. The parties joined issue on whether the plaintiff’s demand had been meritorious—that is, whether a separate class vote was required—or whether the Class A Common Stock and Class B Common Stock were instead series within a single class of stock. The Court held for the plaintiff, concluding that a separate class vote was required because Boxed’s charter (i) used the word “class,” rather than “series,” to describe the Class A shares; (ii) authorized three classes of stock (Class A, Class B, and Preferred), fixing the number of shares and par value of each, as permitted by Section 102(a)(4) of the DGCL; and (iii) allowed the board to provide for series of preferred stock by resolution but did not include any board authority to similarly fix series of common stock.

8.At least 33 petitions similar to this one seeking Section 205 validation have been filed in this Court since Boxed was decided. Many former SPACs, like the Company, interpreted Class A and Class B Common Stock to be series of stock within a single class of common stock. The Old Charter, like the charter in Boxed and the charters at issue in the other cases seeking Section 205 validation, contain similar pertinent provisions. For example, Article IV, Section 4.1 of the Old Charter states, “[t]he total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, including (i) 200,000,000 shares of Class A common stock, and (ii) 20,000,000 shares of Class B common stock, and (b) 1,000,000 shares of preferred stock.” Ex. B Art. IV § 4.1 (internal definitions omitted). The use of the word “including,” as well as the structure breaking out the Class A and B as subparts within “common stock,” led the Company to reasonably believe that Class A and Class B Common Stock were series within the broader class of common stock, but Boxed has called that interpretation into question.
9.Regardless, the result in Boxed creates uncertainty as to the validity of the Charter (including the Charter Amendments) and the validity of equity granted under the Charter, absent validation. Because the vote adopting the Charter Amendments was not structured to require separate class votes from both the Class

A Common stock and Class B Common Stock—even though a majority of shares of each of the Class A Common Stock and Class B Common Stock did vote in favor—the Company wants to resolve any potential uncertainty about the validity of the Charter, the Charter Amendments, or the subsequent corporate acts that relied thereon.
10.Therefore, the Company brings this action pursuant to 8 Del. C. § 205 to validate the filing and effectiveness of the Charter, including the specific Charter Amendments, and shares of Class A Common stock and other equity issued thereunder. As discussed in greater detail below, each of the Section 205 factors supports validation. The Charter Amendments were approved and effectuated with the belief that they complied with the DGCL, the Old Charter and the bylaws of the Company. Class A Common Stock was issued to stockholders of Legacy Rover who understood the Company’s certificate of incorporation to have been validly amended in the manner specified in the Charter, as required by Sections 2.5(b) and 7.3(b) of the business combination agreement contemplating the Transaction, and the Class A Common Stock issued as merger consideration therefore to have taken on the features identified in the Charter. The Company and its board of directors have treated the Charter Amendments as valid, and they, along with many stockholders and other third parties, have acted in reliance on their validity. No one will be harmed by the validation of the Charter. On the contrary, validating the Charter will uphold the Company’s and its stockholders’ expectations. Meanwhile, refusing validation will throw the Company’s capital structure and the value of its stockholders’ investments into question, jeopardizing the Company’s ability to obtain funding and operate in the ordinary course. Validation under the circumstances would be equitable for all of the same reasons.
FACTUAL ALLEGATIONS
11.The Company is a Delaware corporation that began its life as a SPAC called Nebula Caravel Acquisition Corp. on September 18, 2020. Since the Transaction closed on July 30, 2021, when a wholly owned subsidiary of the Company merged with and into Legacy Rover, the Company has been a publicly traded holding company for Legacy Rover, its operating subsidiary, which is an online marketplace for pet care.
A.    The Proxy and Text of the Charter Amendments
12.On July 9, 2021, the Company filed a proxy statement and prospectus on Form 424B3 with the SEC in connection with the forthcoming Special Meeting (the “Proxy,” excerpts attached as Exhibit C). The Proxy identifies eight proposals to be voted on at the Special Meeting, including the two Charter Amendments at issue in this Petition.
13.Proposal No. 2, the Governing Document Proposal, would result in the Share Increase Amendment.

A proposed amendment to (a) increase the number of authorized shares of Class A Common Stock from 200,000,000 to 990,000,000, (b) increase the number of authorized shares of preferred stock from 1,000,000 to 10,000,000, and (c) eliminate the Class B Common Stock.
Ex. C at 160.
14.Proposal No. 2 would also result in, among other things, the Opt-Out Amendment.
A set of proposed amendments to, among other things, make “conforming and other technical changes to effect the changes summarized above and otherwise address the needs of New Rover following the consummation of the Business Combination.” This proposal included the Opt-Out Amendment, which amended the Old Charter to allow future changes to the number of authorized shares of Common Stock or Preferred Stock to be approved by the holders of a majority of the voting power of the Company, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Id.; id. Annex B at B-2.
15.Approval of the Charter Amendments was subject to the Voting Standard. Id. at 161.
16.Proposal No. 3, the Governance Proposal, also provided stockholders with the opportunity to vote on the Share Increase Amendment separately on a non-binding advisory basis (the “Share Increase Proposal”). Id. at 162.
B.    The Special Meeting and Vote
17.There were 34,375,000 shares of common stock outstanding and entitled to vote at the Special Meeting, consisting of 27,500,000 shares of Class A

Common Stock and 6,875,000 shares of Class B Common Stock. Id. at 23. The Charter Amendments received the affirmative vote of 24,403,689 shares of Class A Common Stock and Class B Common Stock, voting together, a majority of the 34,375,000 shares entitled to vote and all of the outstanding Class B Common Stock. Nebula Caravel Acquisition Corp., Form 8-K at 2, July 28, 2021 (the “8-K,” attached as Exhibit D). The Company therefore believed the Charter Amendments had received the requisite stockholder vote and had been approved.
18.The Share Increase Proposal also received the affirmative vote on a non-binding advisory basis of 21,498,237 shares of Class A Common Stock and Class B Common Stock, voting together, a majority of the 34,375,000 shares entitled to vote and all of the outstanding Class B Common Stock. Id. at 2-3.
19.Although the vote on the Charter Amendments was not structured as a vote of the holders of the Class A Common Stock voting as a separate class, the Company nevertheless received the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock. The Charter Amendments were approved by approximately 64% of the total outstanding shares of Class A Common Stock entitled to vote at the Special Meeting. The Share Increase Proposal was approved by approximately 53% of the total outstanding shares of Class A Common Stock entitled to vote at the Special Meeting.

20.Following the Special Meeting, the Company and its board of directors treated the approval of the Share Increase and Opt-Out Amendments as valid, as evidenced by the Company’s subsequent actions and disclosures. As discussed above, immediately following the Special Meeting, the Company filed the Charter with the Delaware Secretary of State and made the Share Issuances, in which approximately 138 million shares of Class A Common Stock were issued to existing and new stockholders.
21.The Company’s shares have traded publicly for over 18 months, with an average daily trading volume in the hundreds of thousands. According to Yahoo! Finance, in the last three months, the Company’s average daily trading volume was approximately 370,000 shares.
22.As disclosed in the Company’s most recent quarterly report, filed on November 10, 2022, the Company had 183,753,167 shares of Class A Common Stock outstanding as of November 4, 2022. Rover Group, Inc., Form 10-Q, Nov. 10, 2022.
23.Since the closing of the Transaction, the Company has issued, or allocated for issuance, additional shares of Class A Common Stock in connection with equity compensation plans, pursuant to earnout liabilities under the business combination agreement, and upon the cashless exercise of outstanding stock warrants.

ALL SECTION 205 FACTORS POINT IN FAVOR OF VALIDATION
24.The uncertainty created by the Boxed decision regarding the Company’s capital structure, the validity of its Charter, and the results of subsequent stockholder votes is causing—and will continue to cause—the Company and its stockholders harm.
25.In considering a petition under Section 205, the Court is called on to consider: (1) whether the allegedly defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of the DGCL, the charter or the bylaws of the company; (2) whether the corporation and the board of directors treated the allegedly defective corporate act as a valid act and whether any person acted in reliance on the public record that the defective corporate act was valid; (3) whether anyone was or will be harmed by the validation of the allegedly defective corporate act, excluding any harm that would have resulted if the defective act had been valid when approved or effectuated; (4) whether anyone will be harmed by the failure to validate the allegedly defective corporate act; and (5) other factors or considerations the Court deems just and equitable. 8 Del. C. § 205(d).
26.Without prompt relief from this Court validating the filing and effectiveness of the Charter (which implemented the Charter Amendments), the Company faces the risk of immediate and substantial irreparable harm due to potential uncertainty as to the number of shares of common stock available for issuance and the validity of the shares of common stock issued, or that may be issued, in reliance on the Charter Amendments. For example, the Company is contractually obligated to issue approximately 14,921,000 shares of Class A Common Stock upon the exercise of outstanding options and approximately 8,212,000 shares of Class A Common Stock upon the vesting of outstanding RSUs. Rover Group, Inc., Form 10-Q at 34, Nov. 10, 2022. If those issuances were made, the Company would exceed the limit of 200 million authorized shares of Class A Common Stock under the Old Charter. The potential uncertainty surrounding the validity of the Company’s Charter could cause market disruption, disrupt the Company’s important commercial relationships, result in legal claims by Company equity-holders, and ultimately lead to loss of value for the Company’s stockholders and loss of eligibility to remain listed on the Nasdaq Global Market.
27.The potential uncertainty regarding the Company’s validly issued common stock also threatens to jeopardize the Company’s ability to raise additional capital, employee relationships, and operational matters. The Company’s access to capital markets depends on the ability to make representations about the capitalization of the Company. The Company may at some point need to raise significant capital, including through potential sales of its Class A Common Stock and other securities, to execute its business plan and meet its growth objectives. Any uncertainty regarding the availability or validity of the Company’s stock could prevent the Company from raising additional capital, should it need to do so. The Company also relies on its available unissued shares of stock as compensation for its employees and directors with stock-based compensation plans, as well as relying on stock-based compensation to attract new talent. The Company has an upcoming annual meeting where it will need to know how many shares it has outstanding and which shares are entitled to vote on matters at the annual meeting.
28.The Company also cannot pursue certain types of transactions, such as acquisitions in which Company capital stock forms a portion of the consideration, stock repurchases, etc., if its capital structure is uncertain, as it would be unable to provide the required representations and warranties and the validity of any stock at issue in connection with such a transaction would be uncertain. The Company could likewise lose the ability to obtain debt financing for the same reason.
29.The Charter Amendments were approved with the genuine belief that they were being enacted in accordance with Delaware law and the Old Charter. After the Boxed decision was issued, the Company acted quickly to investigate and analyze its implications for the Company. No demand or litigation against the Company has raised this issue, and the Company believed the Charter Amendments to have been validly adopted until the Court’s decision in Boxed called the structure of the Old Charter (and the structures of many other former SPAC charters) into question. Indeed, the Company continues to believe the Charter Amendments—which a majority of shares of each of the Class A Common Stock and Class B Common Stock voted for although the votes were not structured to require separate class votes—were validly adopted and has filed this Petition to remove any potential uncertainty as to their validity that may exist in light of the Boxed decision.
30.The Company is also unable to ratify the Charter (including the Charter Amendments) in a timely manner pursuant to Section 204 of the DGCL. Any such ratification would require a vote of the holders of the Company’s valid stock at a meeting of stockholders under Section 204(c) and (d) since Article VIII, Section 1 of the Charter prohibits such ratification by written consent in lieu of a stockholder meeting. To accomplish a stockholder vote on ratification, the Company would need to expend significant time, money, and resources in connection with preparing and filing a proxy statement, calling a special meeting of stockholders to approve the ratification, and conducting the meeting. That process could take several months. Additionally, under Section 204, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the Charter. See 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation where the defective act relates to a certificate of incorporation previously filed with the Secretary of State). Processing times for certificates of validation can take upwards of 3-4 months and, during that period, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State. The additional expenses and, critically, the potentially lengthy period of uncertainty regarding the Company’s capital structure associated with the ratification process could be avoided if the Court granted the relief requested herein.
31.On top of the other factors, equity supports validation. Granting the relief sought in this Petition would place the Company and its investors in the position they have believed themselves to be in since the Charter Amendments were approved, meanwhile harming no one.
32.The Company respectfully asks this Court to validate the Charter, which implemented the Charter Amendments, and the resulting increase in the number of authorized shares of common stock, and any subsequent equity issuances in reliance on the Charter Amendments, to prevent imminent and significant harm to the Company and its stockholders.
CAUSE OF ACTION
Validation of Corporate Acts Under 8 Del. C. § 205
33.The Company repeats and reiterates the allegations above as if fully set forth herein.

34.The Company is authorized to bring this petition under 8 Del. C. § 205(a).
35.Pursuant to 8 Del. C. § 205(a), the Court has authority to determine the validity of any defective corporate act and putative stock. Defective corporate acts can include acts purportedly taken by the corporation that are within the power of a corporation but are void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the DGCL, the company’s certificate of incorporation, or any disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable. 8 Del. C. § 204(h)(2).
36.The Company filed and effectuated the Charter implementing the Charter Amendments with the good faith belief that those amendments were adopted in compliance with Delaware law and the Old Charter.
37.The Company has treated the Charter Amendments as valid, taken acts in reliance on those amendments, and treated as valid those acts taken in reliance on the amendments.
38.The Company has issued shares of common stock in reliance on the effectiveness of the Charter and has reflected those shares as issued and outstanding in all its SEC filings, financial statements, and third-party certifications requiring it to indicate the number of authorized shares of common stock since the time they were issued.
39.Third parties, including financing sources, stockholders, directors, officers, and employees, have relied upon the validity of the Charter Amendments and treated all acts in reliance on those amendments as valid.
40.On information and belief, no one would be harmed by the validation of the Share Increase and Opt-Out Amendments. The results of the Special Meeting and the filing of the Charter Amendments thereafter were all disclosed publicly, and actions have been taken in good faith reliance on them.
41.As discussed above, the Company and its stockholders may be significantly, imminently, and irreparably harmed absent the relief requested.
PRAYER FOR RELIEF
    WHEREFORE, the Company respectfully requests that this Court enter judgment as follows:
    A.    Validating and declaring effective the Charter implementing the Charter Amendments, including the filing and effectiveness thereof;
    B.    Validating and declaring effective all shares of Class A Common Stock and securities issued in reliance on the effectiveness of the Charter; and
    C.    Granting such other and further relief as this Court deems proper.

WILSON, SONSINI, GOODRICH
& ROSATI, P.C.

 /s/ Andrew D. Cordo
Andrew D. Cordo (#4534)
Ashleigh L. Herrin (#7064)
222 Delaware Avenue, Suite 800 Wilmington, DE 19801
(302) 304-7600

Counsel for Petitioner
Rover Group, Inc.

Dated: February 27, 2023